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                                                                     EXHIBIT 5.1

                [On Oppenheimer Wolff & Donnelly LLP Letterhead]


June 25, 2001

American Medical Systems Holdings, Inc.
10700 Bren Road West
Minnetonka, Minnesota  55343

Re:      Registration Statement on Form S-1
         File No. 333-62432

Ladies and Gentlemen:

We have acted as counsel to American Medical Systems Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission on June 6, 2001 and subsequently amended, relating to the proposed offering of up to 8,050,000 shares (the "Shares") of the Company's voting common stock, $.01 par value (the "Common Stock"), 3,500,000 of which Shares are being sold by the Company (the "Company Shares") and up to 4,550,000 of which Shares are being sold by the selling stockholder named therein (the "Stockholder Shares") which includes up to 1,050,000 shares which may be sold by such selling stockholder pursuant to an over-allotment option granted to the Underwriters. The Shares will be issued and sold pursuant to a Purchase Agreement (the "Underwriting Agreement") to be entered into among the Company, the selling stockholder named therein, U.S. Bancorp Piper Jaffray Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Robertson Stephens, Inc., as representatives of the underwriters named in Schedule 1 therein.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates or statements of officers of the Company, certificates of public officials and other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein. As to the various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon officers of the Company. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have also assumed for purposes hereof that (i) the Underwriting Agreement will be executed and delivered in substantially the


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American Medical Systems Holdings, Inc.

June 25, 2001

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form filed as an exhibit to the Registration Statement and (ii) the pricing committee of the Company's Board of Directors (the "Pricing Committee") will adopt resolutions authorizing the issuance and sale of the Company Shares pursuant to the Underwriting Agreement in substantially the proposed form reviewed by us (the "Resolutions").

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to issue the Company Shares in the manner and under the terms set forth in the Registration Statement.

2. The Company Shares, when issued and sold in the manner described in the Registration Statement and in accordance with (i) the Resolutions as adopted by the Pricing Committee and (ii) the terms of the Underwriting Agreement, will be duly authorized, legally issued, fully paid and non-assessable.

3. The Stockholder Shares have been duly authorized, legally issued and are fully paid and non-assessable.

We express no opinion with respect to laws other than those of the Delaware General Corporation Law and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement.

This opinion speaks only as of the date above written, and we expressly disclaim any obligation to update this opinion should circumstances change thereafter.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP


/s/ Oppenheimer Wolff & Donnelly LLP